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                                                                    Exhibit 99.1

                 Covalent Group, Inc. Wins Mega-Clinical Study

     WAYNE, Pa., Aug. 19 -- Covalent Group, Inc. (Nasdaq: CVGR) today announced the signing of a clinical development study valued in excess of $5 million. The contract is with a top tier pharmaceutical company for a multi-year, Phase III mega-clinical development study.

     Bruce LaMont, President and Chief Executive Officer said, "We are pleased that after having proven Covalent's capabilities in previous studies, we now have been asked by a premier pharmaceutical firm to conduct a major, multi-year, development study involving a large number of sites and over 37,000 patients." Mr. LaMont added, "This pivotal study fits well with the Company's strategy to broaden the scope of development work based on establishing a reputation for excellence in providing innovative solutions for clients' needs. I am confident we will gain additional business from new clients, as well as our current client base."

     Covalent provides drug development and health management solutions to pharmaceutical and device manufacturers, as well as to managed care organizations. To aid its pharmaceutical and managed care customers, Covalent has developed a disease assessment system using interactive voice recognition technology -- Virtual HouseCall.

     This press release contains forward-looking statements. Actual results might differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to materially differ from those in forward-looking statements is contained in Covalent's SEC filings, including periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from Covalent's investor relations department.